SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 10, 2003

SILICON GRAPHICS INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1600 Amphitheatre Parkway
Mountain View, CA	94043-1351

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

Item 5 of the Company’s Current Report on Form 8-K dated July 10, 2003 is hereby amended to delete the following sentences in accordance with Item 10(e) of the Securities and Exchange Commission’s Regulation S-K:

“Without these changes, the non-GAAP operating loss is expected to be approximately $28 to $32 million, within the range of the Company’s guidance. The Company is presenting this non-GAAP information in order to facilitate comparisons with prior periods.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2003	By: /s/ Sandra M. Escher

Sandra M. Escher
Senior Vice President and
General Counsel